SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2008

HYBRID TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-33391	88-0490890
(State or Other Jurisdiction	(Commission	( I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

5841 East Charleston, Suite 230-145, Las Vegas, NV	89142
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (818) 780-2403

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Effective April 15, 2008, Hybrid Technologies, Inc. (“we”, “us”, “Hybrid” or the “Company”) entered into two material agreements with respect to its subsidiary Zingo, Inc., a Nevada corporation (“Zingo”).

Sale of Our Subsidiary

Pursuant to a Stock Purchase Agreement dated April 15, 2008 (the “Stock Purchase Agreement”), with Blue Diamond Investments Inc. (the “Purchaser”), at a closing held on April 18, 2008, we sold the 80,000,000 shares of common stock of Zingo held by us to the Purchaser for $215,000. The sale price approximated the independent valuation of $214,921 for our interest in Zingo that we received from a certified general appraiser as of December 10, 2007. Our stockholders, at our annual meeting held on December 21, 2007, discussed and approved the sale of our interest in Zingo for this price. Pursuant to the Stock Purchase Agreement, we also assigned to the Purchaser all receivables or debt obligations of Zingo owing to or held by us at March 31, 2008.

License Agreement for Our Lithium Ion Battery Technology

Effective April 15, 2008, we entered into a License Agreement (the “License Agreement”) with Zingo providing for our license to Zingo of our patent applications and technologies for rechargeable lithium ion batteries for hybrid vehicles and other applications (“Licensed Products”).

Under the License Agreement, we have the right to purchase our requirements of lithium ion batteries from Zingo, and our requirements of lithium ion batteries shall be supplied by Zingo in preference to, and on a priority basis as compared with, supply and delivery arrangements in effect for other customers of Zingo. Our cost for lithium ion batteries purchased from Zingo shall be Zingo’s actual manufacturing costs for such batteries for the fiscal quarter of Zingo in which our purchase takes place.

Zingo has agreed to invest a minimum of $1,500,000 in each of the next two years in development of the technology for the Licensed Products.

Effective April 16, 2008, Zingo will lease approximately 5,000 square feet of space (“Leased Space”) in our North Carolina facility, such Leased Space to be suitable for, and utilized by Zingo for, Zingo’s developmental and manufacturing operations for Licensed Products pursuant to the License Agreement. The Leased Space is leased on a month-to-month basis at a monthly rental of $2,500, the monthly rental to be escalated five (5%) percent annually. Effective April 16, 2008, we also sold to Zingo for the purchase price of $29,005, specified equipment and supplies related to the Licensed Field.

FOR THE FULL TERMS OF THE STOCK PURCHASE AGREEMENT AND LICENSE AGREEMENT DISCUSSED ABOVE, PLEASE REFER TO THE RESPECTIVE COPIES OF THESE AGREEMENTS FILED AS EXHIBITS WITH THIS REPORT.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

At a closing held on April 18, 2008, pursuant to the Stock Purchase Agreement we sold to Blue Diamond Investments Inc. for $215,000 the 80,000,000 shares of common stock of Zingo, Inc. that we owned.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.25	Stock Purchase Agreement, dated as of April 15, 2008, between the Company and Blue Diamond Investments Inc.

10.26	License Agreement, dated April 15, 2008, between the Company and Zingo, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYBRID TECHNOLOGIES, INC.

Dated: April 21, 2008	By:	/s/ Holly Roseberry
Holly Roseberry, Chief Executive Officer